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                                                                   Exhibit 10.32

                             FLEMING COMPANIES, INC.

                             INDUSTRIAL GROSS LEASE

ARTICLE ONE: BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Lessor and Lessee named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Date of Lease:               May 28, 1998

Section 1.02. Lessor:                      Fleming Companies, Inc., an Oklahoma
                                           Corporation

Address of Lessor:                         6301 Waterford Boulevard, P.O. Box
                                           26647, Oklahoma City, Oklahoma,
                                           73126

Section 1.03. Lessee:                      Gildan Activeware, Inc. a Canadian
                                           Corporation

Address of Lessee:                         725 Montee de Liesse, Ville Saint-
                                           Laurent QC H4T 1P5 CANADA

Section 1.04. Property:

The Property is part of Lessor's property known as the Fleming Miami Facility located at 3400 NW 74th Avenue, Miami, Florida and described or depicted in Exhibit "A" (the "Project"). The Project includes the land, approximately 763,451 square feet of buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property is defined as a portion of the Fleming Miami Facility consisting of approximately 210,654 square feet of warehouse space within the Project including currently installed racking systems (Property graphically identified in Exhibit 'A').

Section 1.05. Lease Term:

This Lease is for a period of nineteen (19) Months beginning on July 1, 1998, or such other date as is specified in this Lease, and ending on January 31, 2000, the "Lease Term".

Section 1.06. Permitted Uses: (See Article Five) Storage and distribution of garments.

Section 1.07. Lessee's Guarantor: NONE

Section 1.08. Brokers: (See Article Fourteen)

Lessor's Broker: CUSHMAN & WAKEFIELD of ARIZONA, INC., Mr. Leighton Fisk and
                CUSHMAN & WAKEFIELD of FLORIDA, INC., Mr. Ben Eisenberg


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                             INDUSTRIAL GROSS LEASE
                             ----------------------


                                 By and Between:

                             FLEMING COMPANIES, INC.
                             an Oklahoma Corporation

                                   as "Lessor'


                                       and


                             GILDAN ACTIVEWEAR, INC.
                             a Canadian Corporation

                                   as "Lessee"


                               Dated: May 28, 1998
                                      ------------

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Lessee's Broker: CUSHMAN & WAKEFIELD of FLORIDA, INC., Mr. Wayne Ramoski

Section 1.09. Commission Payable to Brokers: $85,051.55

Section 1.10. Initial Security Deposit: (See Section 3.03) None

Section 1.11. Vehicle Parking Spaces Allocated to Lessee: (See Section 4.05)

            Unrestricted parking around the Property within the boundaries identified in Exhibit "A" and subject to the provisions of Section 4.05.

Section 1.12. Rent and Other Charges Payable by Lessee:

(a) BASE RENT: Starting on the Rental Commencement Date, which is herein defined as August 1, 1998, Lessee shall pay Lessor, as provided in Section 3.01, base rent in the monthly amount of Seventy Four Thousand Six Hundred Six and 63/100 Dollars ($74,606.63), ("Base Rent").

(b) OTHER PERIODIC PAYMENTS: In addition to the foregoing Base Rent due in consideration for this Lease, Lessee shall pay:

                  (i) Utilities, other than electricity water and sewer service, paid directly to the appropriate supplier (See
                        Section 4.03);
                  (ii)  Liability Insurance (See Section 4.04); and
                  (iii) Maintenance, alterations & repairs pursuant to the terms of Article Six.

Section 1.13. Lessor's Share of Profit on Assignment or Lease: (See Section 9.05) Lessor's share of Profit on Assignment or Lease is one hundred percent (100%) of the Profit (the "Lessor's Share").

Section 1.14. Riders:

The following Riders are attached to and made a part of this Lease:

Exhibit "A" - Site Plan

ARTICLE TWO: LEASE TERM

Section 2.01. Lease of Property For Lease Term.

Lessor leases the Property to Lessee and Lessee leases the Property from Lessor for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 2.02. Delay in Commencement

Lessor shall not be liable to Lessee if Lessor does not deliver possession of the Property to Lessee on the Commencement Date. Lessor's non-delivery of the Property to Lessee on that


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date shall not affect this Lease or the obligations of Lessee under this Lease, except that the Commencement Date shall be delayed until Lessor delivers possession of the Property to Lessee, and the Lease Term shall be extended for a period equal to the delay In delivery of possession of the Property to Lessee, plus the number of days necessary to end the Lease Term on the last day of a month. If Lessor does not deliver possession of the Property to Lessee within fifteen (15) days after the Commencement Date, Lessee may elect to cancel this Lease by giving written notice to Lessor within ten (10) days after the fifteen
(15) day period ends. If Lessee gives such notice, the Lease shall be canceled and neither Lessor nor Lessee shall have any further obligations to the other. If Lessee does not give such notice, Lessee's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Lessee. If delivery of possession of the Property to Lessee is delayed, Lessor and Lessee shall, upon such delivery, execute an amendment to this Lease, setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

Section 2.03. Early Occupancy.

If Lessee occupies the Property prior to the Commencement Date, Lessee's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Lessee shall not pay Base Rent or any other charges specified in this Lease for the early occupancy.

Section 2.04. Holding Over.

Lessee shall vacate the Property upon the expiration or earlier termination of this Lease. Lessee shall reimburse Lessor for and indemnify Lessor against actual damages which Lessor incurs from Lessee's delay in vacating the Property. If Lessee does not vacate the Property upon the expiration or earlier termination of the Lease, and Lessor hereafter accepts rent from Lessee, Lessee's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by 25%.

ARTICLE THREE: BASE RENT

Section 3.01. Time and Manner of Payment.

Upon execution of this Lease, Lessee shall pay Lessor the Base Rent in the amount stated in Paragraph 1.12(a) above for August, 1998. On the first day of September, 1998 and each month thereafter, Lessee shall pay Lessor the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Lessor's Local Address identified in Section 1.02, above, or at such other place as Lessor may designate in writing.

Section 3.02. Termination - Advance Payments.

Upon termination of this Lease under Article Seven (Damage & Destruction), Article Eight (Condemnation) or any other termination not resulting from Lessee's default, and after Lessee has vacated the Property in the manner required by this Lease, Lessor shall refund or credit to Lessee (or Lessee's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Lessee to Lessor, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.


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ARTICLE FOUR: OTHER CHARGES PAYABLE BY LESSEE

Section 4.01. Additional Rent.

All charges payable by Lessee other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Lessee shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

Section 4.02. Expenses

The purpose of this Section 4.02 is to ensure that Lessee bears the cost of all general maintenance to the Property and to the outside area surrounding the Property segregated from the Project for the purpose of Lessee's access, loading and parking. Lessee shall perform the maintenance required of it by Article Six and pay directly to its chosen supplier the cost of such general maintenance and shall operate the Property in a first class manner. In addition, Lessee shall pay all costs and expenses of maintaining liability insurance defined in Section 4.04.(a), below, directly to the appropriate insurance providor and the cost of any personal property taxes as defined below:

Personal Property Taxes.

      (i) Lessee shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Lessee. Lessee shall try to have personal property taxed separately from the Property.

      (ii) If any of Lessee's personal property is taxed with the Property, Lessee shall pay Lessor the taxes for the personal property within fifteen (15) days after Lessee receives a written statement from Lessor for such personal property taxes.

Section 4.03. Utilities.

Water, sewer and electrical utility service to the dry warehouse area and the office area of the Project ("Reimbursable Utilities") are separately metered and paid by Lessor. As the Property is a portion of the dry warehouse area, Lessee shall be responsible for reimbursing Lessor twenty six percent (26%) of Reimbursable Utilities within fifteen (15) days after receipt of Lessor's written statement. In no event shall such reimbursements for Lessee's share of Reimbursable Utilities exceed seventy three thousand five hundred dollars ($73,500) per year during the Lease Term. Lessee shall pay, directly to the appropriate supplier, the cost of all telephone, refuse disposal and other utilities and services supplied to the Property for Lessee's use.

Section 4.04. Insurance Policies.

(a) Liability Insurance. During the Lease Term, Lessee shall maintain, at Lessee sole expense, a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Lessee against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Lessee shall name Lessor as an additional insured under such policy. The initial amount of such insurance shall be Two Million Dollars ($2,000,000) per occurrence. The liability insurance obtained by Lessee under this Paragraph 4.04(a) shall contain cross-liability endorsements; and insure


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      Lessor against Lessee's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Lessee. The amount and coverage of such insurance shall not limit Lessee's liability nor relieve Lessee of any other obligation under this Lease. Lessor may also obtain comprehensive public liability insurance in an amount and with coverage determined by Lessor insuring Lessor against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Lessor shall not be contributory and shall not provide primary insurance.

(b) Property Insurance. During the Lease Term, Lessor shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Lessor deems reasonably necessary. Lessor shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Lessor shall not obtain insurance for Lessee's fixtures or equipment or building improvements installed by Lessee on the Property. Lessee shall not do or permit anything to be done which invalidates any insurance policies.

(c)   General Insurance Provisions.

      (i) Any insurance which Lessee is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Lessor not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

      (ii) If Lessee fails to deliver any insurance certificate to Lessor required under this Lease within the prescribed time period or if any such certificate or its underlying insurance policy is canceled or modified during the Lease Term without Lessor's consent Lessor may obtain such insurance, in which case Lessee shall reimburse Lessor for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

      (iii) Lessee shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Lessee acknowledges that the insurance described in this Section
            4.04 is for the primary benefit of Lessor. Lessor makes no representation as to the adequacy of such insurance to protect Lessor's or Lessee's interests. Therefore, Lessee shall obtain any such additional property or liability insurance which Lessee deems necessary to protect Lessor and Lessee.

      (iv) Unless prohibited under any applicable insurance policies maintained, Lessor and Lessee each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Lessor and Lessee shall give notice to the insurance carriers of this mutual waiver of subrogation.


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Section 4.05. Lessee's Access, Security, and Use of the Parking Areas

Lessee shall have use of the land surrounding the Property roughly identified on the site plan incorporated as Exhibit A for purposes of vehicular parking and delivery maneuvering room.

Section 4.06. Late Charges.

Lessee's failure to pay rent promptly may cause Lessor to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Lessor does not receive any rent payment within ten (10) days after it becomes due, Lessee shall pay Lessor a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.

Section 4.07. Interest on Past Due Obligations.

Any amount owed by Lessee to Lessor which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Lessee under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Lessee under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE FIVE: USE OF PROPERTY

Section 5.01. Permitted Uses.

Lessee may use the Property only for the Permitted Uses set forth in Section
1.06 above.

Section 5.02 Manner of Use.

Lessee shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of Lessor or other users of the Project, or which constitutes a nuisance or waste. Lessee shall obtain and pay for all permits, including a Certificate of Occupancy, required for Lessee's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Lessee of the Property including the Occupational Safety and Health Act as well as all applicable statutes, ordinances, rules, regulations, orders and requirements requiring alterations or improvements to the Property (such as the Americans with Disabilities Act), the requirement for compliance with which arises by reason of (a) the Lessee's use of the Property (other than requirements applicable to warehousing usage of the Property); or (b) improvements, alterations or additions to the Property made by Lessee.

Section 5.03. Hazardous Materials.

As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation


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petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Lessee shall not cause or permit any Hazardous Materials to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Project by Lessee, its agents, employees, contractors, subtenants or invitees without the prior written consent of Lessor. Lessor shall be entitled to take into account such other factors or facts as Lessor may reasonably determine to be relevant in determining whether to grant or withhold consent to Lessee's proposed activity with respect to Hazardous Materials. In no event, however, shall Lessor be required to consent to the installation or use of any storage tanks on the Property.

Section 5.04. Signs and Auctions.

Lessee shall not place any signs on the Property without Lessor's prior written consent, which consent will not be unreasonably withheld. Lessee shall not conduct or permit any auctions or sheriffs sales at the Property.

Section 5.05. Indemnity.

Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, damages, liabilities, actions, causes of action, costs and expenses arising from, in connection with or in any way related to: (i) Lessee's use of the Property; (ii) the conduct of Lessee's business or anything else done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Lessee; (iii) any breach or default in the performance of Lessee's obligations under this Lease; (iv) any misrepresentation or breach of warranty by Lessee under this Lease; or (v) other acts or omissions of Lessee. Lessee shall defend Lessor against any such cost, claim or liability at Lessee's expense with counsel reasonably acceptable to Lessor or, at Lessor's election, Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in connection with any such claim. As a material part of the consideration to Lessor, Lessee assumes all risk of damage to property or injury to persons in or about the Property arising from any cause other than Lessor's negligence or willful misconduct, and Lessee hereby waives all claims in respect thereof against Lessor, except for any claim arising out of Lessor's negligence or willful misconduct. As used in this Section, the term "Lessee" shall include Lessee's employees, agents, contractors and in invitees, if applicable.

Section 5.06. Lessor's Access.

Lessor or its agents may, upon providing Lessee with prior notice, enter the Property at all reasonable times show the Property to potential buyers, investors or lessees or other parties; to do any other act or to inspect and conduct tests in order to monitor Lessee's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Lessor deems necessary. Lessor shall give Lessee prior notice of such entry, except in the case of an emergency. Lessor may place customary "For Sale" or "For Lease" signs on the Property.

Section 5.07. Quiet Possession.

If Lessee pays the rent and complies with all other terms of this Lease, Lessee may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.


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ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Existing Conditions.

In order to accommodate Lessee's use of the Property, Lessor agrees to make the following repairs and alterations prior to the Lease Commencement Date, at Lessor's sole expense:

2)    Install two double-occupant restrooms in the warehouse area;
3) Block all wall openings between the Property and the Project with drywall and framing studs; and
4) Install new fencing along the northern boundary of the property line in order to separate Lessee's and Lessor's truck traffic.

In addition to the foregoing specific repairs, the Property will be delivered to Lessee upon Lease Commencement broom-cleaned with all mechanical and lighting systems in good working order. With the exception of the foregoing improvements Lessor is required to make, Lessee accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation as to the condition of the Property or the suitability of the Property for Lessee's intended use. Lessee represents and warrants that Lessee has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Lessor or any Broker with respect thereto.

Lessor does not represent or warrant to Lessee that the Property is in compliance with the Americans with Disabilities Act of 1990, as amended ("ADA") although Lessor will undertake any alterations or improvements hereafter required by appropriate authority to bring the Property into compliance except to the extent Lessee is required to undertake the same under Section 5.02.

Section 6.02. Exemption of Lessor from Liability.

Lessor shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Property, or from other sources or places; or (d) any act or omission of any other lessee of the Property. Lessor shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Lessee. The provisions of this Section 6.02 shall not, however, exempt Lessor from liability for Lessor's negligence or willful misconduct.

Section 6.03. Lessor's Obligations.

(a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Lessor shall keep the following in good order, condition and repair the foundations, exterior walls and roof of the Property. However, Lessor shall not be


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      obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Lessor shall make repairs under this
      Section 6.03 wIthin a reasonable time after receipt of written notice from Lessee of the need for such repairs.

(b) Lessee waives the benefit of any statute in effect now or in the future which might give Lessee the right to make repairs at Lessor's expense or terminate this Lease due to Lessor's failure to keep the Property in good order, condition and repair.

Section 6.04. Lessee's Obligations.

(a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Lessee shall keep all portions of the Property (including nonstructural, interior, systems and equipment) in good order, condition and repair, excepting latent defects. If any portion of the Property any system or equipment in the Property which Lessee is obligated to repair cannot be fully repaired or restored, Lessee shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Lessee shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Lessee shall maintain a preventative maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Property is damaged by any act or omission of Lessee, Lessee shall pay Lessor the cost of repairing or replacing such damaged property, whether or not Lessor would otherwise be obligated to pay the cost of maintaining or repairing such property.

(b) Lessee shall fulfill all of Lessee's obligations under this Section 6.04 at Lessee's sole expense. If Lessee fails to maintain, repair or replace the Property as required by this Section 6.04, Lessor may, upon ten (10) days' prior notice to Lessee (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Lessee. In such case, Lessee shall reimburse Lessor for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05. Alterations, Additions, Improvements

Lessee shall not make any alterations, additions, or improvements to the Property without Lessor's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Lessor may require Lessee to provide demolition and/or lien and completion bonds in form and amount satisfactory to Lessor. Lessee shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Lessor's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Lessor, which approval will not be unreasonably withheld. Upon completion of any such work, Lessee shall provide Lessor with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.


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For any improvements made to the Property, Lessee shall pay when due all claims for labor and material furnished to the Property. Lessee shall give Lessor at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Lessor's consent to such work is required. Lessor may elect to record and post notices of non-responsibility on the Property.

Section 6.06. Condition upon Termination.

Upon the termination of the Lease, Lessee shall surrender the Property to Lessor, broom clean and in the same condition as received except for ordinary wear and tear which Lessee was not otherwise obligated to remedy under any provision of this Lease. Specifically, Lessee shall be obligated to restore the racking system to its original configuration delivered at the time of Lease Commencement. In addition, to the extent Lessor requires Lessee to remove any alterations, additions or improvements (whether or not made with Lessor's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, Lessee shall do so at Lessee's expense. All alterations, additions and improvements which Lessor has not required Lessee to remove shall become Lessor's property and shall be surrendered to Lessor upon the expiration or earlier termination of the Lease, except that Lessee may remove any of Lessee's machinery or equipment which can be removed without material damage to the Property. Lessee shall repair, at Lessee's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event however, shall Lessee remove any of the following materials or equipment (which shall be deemed Lessor's property) without Lessor's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.01. Partial Damage to Property.

(a) Lessee shall notify Lessor in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Lessee's operations are materially impaired) and if the proceeds received by Lessor from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Lessor shall repair the damage as soon as reasonably possible. Lessor may elect (but is not required) to repair any damage to Lessee's fixtures, equipment, or improvements

(b) If the insurance proceeds received by Lessor are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Lessor maintains under Paragraph 4.04(b), Lessor may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Lessor shall notify Lessee within thirty (30) days after receipt of notice of the occurrence of the damage whether Lessor elects to repair the damage or terminate the Lease. If Lessor elects to repair the damage and the damage was due to an act or omission of Lessee, or Lessee's employees, agents, contractors or invitees, Lessee shall pay Lessor the

      "deductible amount" (if any) under Lessor's insurance policies. Furthermore, if the damage was due to an act or omission of Lessee, or Lessee's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Lessor. If Lessor elects to terminate the Lease, Lessee may elect to continue this Lease in full force and effect, in which case Lessee shall repair any damage to the Property. Lessee shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Lessor shall deliver to Lessee any insurance proceeds received by Lessor for the damage repaired by Lessee. Lessee shall give Lessor written notice of such election within ten (10) days after receiving Lessor's termination notice.

(c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Lessor or Lessee may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty
      (30) days after Lessee's notice to Lessor of the occurrence of the damage.

Section 7.02. Substantial or Total Destruction.

If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Lessor receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. If the Property can be rebuilt within thirty (30) days after the date of destruction, Lessor may elect to rebuild the Property at Lessor's own expense, in which case this Lease shall remain in full force and effect. Lessor shall notify Lessee of such election within thirty (30) days after Lessee's notice of the occurrence of total or substantial destruction. If Lessor so elects, Lessor shall rebuild the Property at Lessor's sole expense, except that if the destruction was caused by an act or omission of Lessee, Lessee shall pay Lessor the difference between the actual cost of rebuilding and any insurance proceeds received by Lessor

Section 7.03. Temporary Reduction of Rent.

If the Property is destroyed or damaged and Lessor repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Lessee's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent. Except for such possible reduction in Base Rent, Lessee shall not be entitled to any compensation, reduction, or reimbursement from Lessor as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.04. Waiver.

Lessee waives the protection of any statute, code or judicial provision which grants a Lessee the right to terminate a lease in the event of the substantial or total destruction of the leased property. Lessee agrees that the provisions of Article Seven shall govern the rights and obligations of Lessor and Lessee in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Property is taken, either Lessor or Lessee may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Lessor nor Lessee terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground Lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Lessee, only the amount of any award specifically designated for loss of or damage to Lessee's trade fixtures or removable personal property; and (c) third, to Lessor, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Lessor shall repair any damage to the Property caused by the Condemnation, except that Lessor shall not be obligated to repair any damage for which Lessee has been reimbursed by the condemning authority. If the severance damages received by Lessor are not sufficient to pay for such repair, Lessor shall, have the right to either terminate this Lease or make such repair at Lessor's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

Section 9.01. Lessor's Consent Required.

No portion of the Property or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, lease, transfer, operation of law, or act of Lessee, without Lessor's prior written consent, except as provided in Section 9.02 below. Lessor has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease.

Section 9.02. Lessee Affiliate.

Lessee may assign this Lease or Lease the Property, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger of or consolidation with Lessee ("Lessee's Affiliate").

Section 9.03. No Release of Lessee.

No transfer permitted by this Article Nine, whether with or without Lessor's consent, shall release Lessee or change Lessee's primary liability to pay the rent and to perform all other obligations of Lessee under this Lease. Lessor's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Lessee's transferee defaults under this Lease, Lessor may proceed directly against Lessee without pursuing remedies against the transferee. Lessor may consent to subsequent assignments or modifications of this Lease by Lessee's transferee, without notifying Lessee or obtaining its consent. Such action shall not relieve Lessee's liability under this Lease.

Section 9.04. Offer to Terminate.

If Lessee desires to assign the Lease or sublease the Property, Lessee shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Lessor elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Lessor does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

Section 9.05. Lessor's Consent

(a) Lessee's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Lessor deems relevant. Lessor shall have the right to withhold consent, if reasonable, or to grant consent based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Lessee's compliance with all of its obligations under the Lease; and (iv) such other factors as Lessor may reasonably deem relevant. If Lessor objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Lessee may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

(b) If Lessee assigns or subleases, the following shall apply:

      (i) Lessee shall pay to Lessor as Additional Rent under the Lease the Lessor's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Lessee, unless Lessor gives written notice to Lessee and the assignee or subtenant that Lessor's Share shall be paid by the assignee or subtenant to Lessor directly. The "Profit" means (A) all amounts paid to Lessee for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Lessee in connection with the execution and performance of such assignment or sublease for real estate brokers commissions and costs of renovation or construction of improvements required under such assignment or sublease and rent paid by Lessee hereunder. Lessee is entitled to recover such costs and expenses before Lessee is obligated to pay the Lessor's Share to Lessor. The Profit in the case of a sublease of less than all the Property shall be determined with references to the rent allocable to the subleased space as a percentage on a square footage basis.

      (ii) Lessee shall provide Lessor a written statement certifying all amounts to be paid


                                     Page l3
            from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Lessor may inspect Lessee's books and records to verify the accuracy of such statement. On written request Lessee shall promptly furnish to Lessor copies of all the transaction documentation, all of which shall be certified by Lessee to be complete, true and correct. Lessor's receipt of Lessor's Share shall not be a consent to any further assignment or subletting. The breach of Lessee's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

Section 9.06. No Merger.

No merger shall result from Lessee's Lease of the Property under this Article Nine, Lessee's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Lessor may terminate any or all subtenancies or succeed to the interest of Lessee as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

Section 10.01. Covenants and Conditions.

Lessee's performance of each of Lessee's obligations under this Lease is a condition as well as a covenant. Lessee's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. Defaults.

Lessee shall be in material default under this Lease:

(a) If Lessee's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

(b)   If Lessee fails to pay rent or any other charge when due;

(c) If Lessee fails to perform any of Lessee's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Lessor; provided that if more than thirty (30) days are required to complete such performance, Lessee shall not be in default if Lessee commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Lessor shall not be required to give such notice if Lessee's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Lessor and is not in addition to any such requirement.

(d) (i) If Lessee makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Lessee and is not dismissed within thirty (30) days; (iii) it a trustee or receiver is appointed to take possession of substantially all of Lessee's assets located at the Property or of Lessee's interest in this Lease and possession is not restored to Lessee within thirty (30) days; or (iv) if substantially all of Lessee's assets located at the Property or of Lessee's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Lessee remains a debtor in possession) and such trustee or Lessee transfers Lessee's interest hereunder or subleases all or a portion of the Property, then Lessor shall receive, as Additional Rent the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Lessee under this Lease.

(e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Lessee's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

Section 10.03. Remedies.

On the occurrence of any material default by Lessee, Lessor may, at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have:

(a) Terminate Lessee's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Property to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Lessor had earned at the time of the termination: (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Lessor would have earned after termination until the time of the award exceeds the amount of such rental loss that Lessee proves Lessor could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Lessee would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Lessee proves Lessor could have reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Lessor incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of releasing, including necessary renovation or alteration of the Property, Lessor's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Lessee has abandoned the Property, Lessor shall have the option of (i) retaking possession of the Property and recovering from Lessee the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

(b) Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee has abandoned the Property. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

(c) Terminate this Lease or pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state in which the Property is located.

Section 10.04. Automatic Termination.

Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Lessor's intention to terminate the Lease as provided in Section 10.03 hereof. On such termination, Lessor's damages for default shall include all costs and fees, including reasonable attorneys' fees that Lessor incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Lessee; or the pursuing of any action with respect to Lessor's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Lessor prior to assumption of the Lease by Lessee or any successor to Lessee in any bankruptcy or other proceeding.

Section 10.05. Cumulative Remedies.

Lessor's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

Section 11.01. Subordination.

Lessor shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Lessee shall cooperate with Lessor and any lender which is acquiring a security interest in the Property or the Lease. Lessee shall execute such further documents and assurances as such lender may require, provided that Lessee's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Lessee shall not be deprived of its rights under this Lease. Lessee's right to quiet possession of the Property during the Lease Term shall not be disturbed if Lessee pays the rent and performs all of Lessee's obligations under this Lease and is not otherwise in default. If any ground Lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Lessee, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Any subordination document prepared and presented to Lessee for execution pursuant to this Section 11.01 shall contain non disturbance and attornment provisions which are consistent with the terms of this Section.

Section 11.02. Attornment.

If Lessor's interest in the Property is acquired by any ground Lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Lessee shall attorn to the transferee of or successor to Lessor's interest in the Property and recognize such transferee or successor as Lessor under this Lease. Lessee waives the protection of any statute or rule of law which gives or purports to give Lessee any right to terminate this Lease or surrender possession of the Property upon the transfer of Lessor's interest.

Section 11.03. Signing of Documents.

Lessee shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Lessee fails to do so within ten (10) days after written request Lessee shall be in material default of this Lease.

Section 11.04. Estoppel Certificates.

(a) Upon Lessor's written request, Lessee shall execute, acknowledge and deliver to Lessor a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Lessor is not in default under this Lease (or, if Lessor is claimed to be in default, stating why); and (v) such other representations or information with respect to Lessee or the Lease as Lessor may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Lessee shall deliver such statement to Lessor within ten (10) days after Lessor's request. Lessor may give any such statement by Lessee to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b)   If Lessee does not deliver such statement to Lessor within such ten
      (10)-day period, Lessor, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Lessor; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Lessor; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Lessor is not in default under the Lease. In such event, Lessee shall be estopped from denying the truth of such facts.

ARTICLE TWELVE: LEGAL COSTS

Section 12.01. Legal Proceedings.

If Lessee or Lessor shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Non defaulting Party") upon demand for any costs or expenses that the Non defaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights of otherwise. Furthermore, if any action for breach of, or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys fees and costs. The losing party in such action shall pay such attorneys fees and costs. Lessee shall also indemnify Lessor against and hold Lessor harmless from all costs, expenses, demands and liability Lessor may incur if Lessor becomes or is made a party to any claim or action (a) instituted by Lessee against any third party, or by any third party against Lessee, or by or against any person holding any interest under or using the Property by license of or agreement with Lessee; (b) for foreclosure of any lien for labor or material furnished to or for Lessee or such other person; (c) otherwise arising out of or resulting from any act or transaction of Lessee or such other person; or (d) necessary to protect Lessor's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Lessee shall defend Lessor against any such claim or action at Lessee's expense with counsel reasonably acceptable to Lessor or, at Lessor's election, Lessee shall reimburse Lessor for any legal fees or costs Lessor incurs in any such claim or action.

Section 12.02. Lessor's Consent.

Lessee shall pay Lessor's reasonable attorneys fees incurred in connection with Lessee's request for Lessor's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Lessee proposes to do and which requires Lessor's consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

Section 13.01. Non-Discrimination.

Lessee promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 13.02. Lessor's Liability; certain Duties.

(a) As used in this Lease, the term Lessor means only the current owner or owners of the fee title to the Property or Property or the leasehold estate under a ground lease of the Property or Property at the time in question. Each Lessor is obligated to perform the obligations of Lessor under this Lease only during the time such Lessor owns such interest or title. Any Lessor who transfers its title or interest is relieved of all liability with respect to the obligations of Lessor under this Lease to be performed on or after the date of transfer. However, each Lessor shall deliver to its transferee all funds that Lessee previously paid if such funds have not yet been applied under the terms of this Lease.

(b) Lessee shall give written notice of any failure by Lessor to perform any of its obligations under this Lease to Lessor and to any ground Lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Lessee in writing. Lessor shall not be in default under this Lease unless Lessor (or such ground Lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Lessee's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Lessor shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

(c) Notwithstanding any term or provision herein to the contrary, the liability of Lessor for the performance of its duties and obligations under this Lease is limited to Lessor's interest in the Property, and neither the Lessor nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.03. Severability.

A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04. Interpretation.

The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Lessee, the term "Lessee" shall include Lessee's agents, employees, contractors, invitees, successors or others using the Property with Lessee's expressed or implied permission.

Section 13.05. Incorporation of Prior Agreements; Modifications.

This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.06. Notices.

All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Lessee shall be delivered to the address specified in Section 1.03 above, except that upon Lessee's taking possession of the Property, the Property shall be Lessee's address for notice purposes. In addition to the foregoing, notice to Lessee shall require delivery to the following addresses:

                        1.    Hart, St. Pierre
                              c/o Gino Martel
                              1 Place Ville Marie
                              Montreal, Quebec

          AND

                        2.    Leonard Rosenberg, Esq.
                              Sandier, Travis & Rosenberg
                              5200 Blue Lagoon Drive
                              Miami, FL 33126

Notices to Lessor shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

Section 13.07. Waivers.

All waivers must be in writing and signed by the waiving party. Lessor's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Lessor from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Lessee or in a letter accompanying a payment check shall be binding on Lessor. Lessor may, with or without notice to Lessee, negotiate such check without being bound to the conditions of such statement.

Section 13.08. No Recordation.

Lessee shall not record this Lease without prior written consent from Lessor. However, either Lessor or Lessee may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.09. Binding Effect; Choice of Law.

This Lease binds any party who legally acquires any rights or interest in this Lease from Lessor or Lessee. However, Lessor shall have no obligation to Lessee's successor unless the rights or interests of Lessee's successor are acquired in accordance with the terms of this Lease. The laws of the State of Florida shall govern this Lease.

Section 13.10. Authority.

Lessee is a corporation, and each person signing this Lease on behalf of Lessee represents and warrants that he has full authority to do so and that this Lease binds the Lessee. Lessee agrees to provide Lessor evidence of the Lessee's power and authority to enter into this Lease as reasonably requested by Lessor.

Section 13.11. Force Majeure.

If Lessor or Lessee cannot perform any of its obligations due to events beyond Lessor's or Lessee's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Lessor's or Lessee's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.12. Execution of Lease.

This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Lessor's delivery of this Lease to Lessee shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.13. Survival.

All representations and warranties of Lessor and Lessee shall survive the termination of this Lease.

ARTICLE FOURTEEN: BROKERS

Section 14.01. Broker's Fee.

When this Lease is signed by and delivered to both Lessor and Lessee, Lessor shall pay a real estate commission to Lessor's Broker named in Section 1.08 above, if any, as provided in the written agreement between Lessor and Lessor's Broker. Lessor shall pay Lessor's Broker a commission if Lessee exercises any option to extend the Lease Term or to buy the Property, or any similar option or right which Lessor may grant to Lessee, or if Lessor's Broker is the procuring cause of any other lease or sale entered into between Lessor and Lessee covering the Property. Such commission shall be the amount set forth in Lessor's Brokers commission schedule in effect as of the execution of this Lease. If a Lessee's Broker is named in Section 1.08 above, Lessor's Broker shall pay an appropriate portion of its commission to Lessee's Broker if so provided in any agreement between Lessor's Broker and Lessee's Broker. Nothing contained in this Lease shall impose any obligation on Lessor to pay a commission or fee to any party other than Lessor's Broker.

Section 14.02. Protection of Brokers.

If Lessor sells the Property, or assigns Lessor's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Lessor's Broker thereafter required of Lessor under this Article Fourteen. Lessor's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Lessor's Broker.

Section 14.03. Agency Disclosure; No Other Brokers; Transaction Brokerage

Lessor and Lessee each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except CUSHMAN & WAKEFIELD OF ARIZONA, INC., Mr. Leighton Fisk and CUSHMAN & WAKEFIELD OF FLORIDA, INC., Mr. Ben Eisenberg who both represent Lessor under a certain National Agreement "Lessor's Broker" and CUSHMAN & WAKEFIELD OF FLORIDA, INC., Mr. Wayne Ramoski who represents the Lessee, "Lessee's Broker".

Lessor and Lessee acknowledge that Cushman and Wakefield represents both Lessor and Lessee and hereby consent to such intermediary representation. Furthermore, Lessor and Lessee understand and accept this representation creates a situation of transaction brokerage.

ARTICLE FIFTEEN: EXTENSION OPTION

In the event Lessee is not in default of any terms and conditions of this Lease, Lessee may extend this Lease for two periods of six (6) months each, the first from February 1, 2000 through July 31, 2000 and the second from August 1, 2000 through January 31, 2001. Each extension option shall be granted to Lessee provided Lessor has received ninety (90) - days' prior written notice of Lessee's intention to extend. During such extended term, the terms and conditions of this Lessee shall remain the same.

Lessor and Lessee have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or Incorporated by reference in this Lease.

                                                        "Lessor"


Signed on June 5, 1998                        Fleming Companies Inc., an
                                              Oklahoma Corporation.
at Oklahoma City, Oklahoma

Witness: /s/ Dan F. Shopman                   By: /s/ Tom Myers
         -------------------------                ----------------------------
         /s/ Janet K. Harris                          Tom Myers
         -------------------------
                                              Its:  Vice President Logistics
                                                  ----------------------------


                                                        "Lessee"


Signed on June 1st, 1998                      Gildan Activeware, a Canadian
                                              Corporation
at Minneapolis, Minnesota

Witness: /s/ Ken Cieply                       By: /s/ H. Gregory Chamandy
         -------------------------                ------------------------------

                                              Its: Chairman & Chief Executive
                                                   -----------------------------
                                                   Officer

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS. ADDITIONALLY, IT IS RECOMMENDED THAT YOU CONSULT WITH YOUR LEGAL COUNSEL REGARDING THE TERMS AND CONDITIONS OF THIS LEASE.

                               ASSIGNMENT OF LEASE

================================================================================

THIS AGREEMENT ENTERED INTO AT THE CITY OF ________________, PROVINCE OF QUEBEC, AS OF THE __________ DAY OF ____________________, 19__, BY AND BETWEEN:

      GILDAN ACTIVEWEAR INC., a duly incorporated corporation having its principal place of business at 725 Montee de Liesse Road, in the City of St-Laurent, Province of Quebec, hereinacting and represented by Mr. H. Gregory Chamandy, its Chairman, hereunto duly authorized for all purposes hereof as he so declares

      (hereinafter called the "Assignor");


                                      -AND-


      MIAMI ACTIVEWEAR DISTRIBUTION INC., a duly incorporated corporation having its principal place of business at ________________, in the City of Miami, in the State of Florida, hereinacting and represented by Mr. _____________ its _______________________, hereunto duly authorized for all purposes hereof as he so declares

      (hereinafter called the "Assignee");

                              W I T N E S S E T H:

WHEREAS by a lease dated the 28th day of May, 1998 (hereinafter called the "Lease") between Fleming Companies, Inc. an Oklahoma corporation, as landlord, (hereinafter called the "Lessor") and the Assignor, as tenant, the Lessor leased to the Assignor approximately 210,654 square feet of warehouse space of the Fleming Miami Facility located at 3400 NW 74th Avenue, Miami, Florida (hereinafter called the "Leased Premises") for a term commencing on the 1st day of July, 1998 and ending on the 31st day of January, 2000, (hereinafter called the "Term"); and

Assignment of Lease                                                        .../2
--------------------------------------------------------------------------------

WHEREAS the Assignor is desirous of assigning the Lease to the Assignee who is desirous of acquiring same, the whole in accordance with the terms and conditions hereinafter set forth;

NOW, THEREFORE, THE PARTIES HERETO HEREBY COVENANT AND AGREE AS FOLLOWS:

1. The preamble hereto shall be deemed to form an integral part hereof as if recited herein at length.

2. For and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by the Assignee to the Assignor, the sufficiency of which and receipt whereof are hereby acknowledged by the Assignor, the Assignor hereby assigns to the Assignee the Lease and any and all of Assignor's rights, title and interest in and to the Lease, the whole for the unexpired residue of the Term, as hereinafter modified, and all benefits to be derived therefrom, subject to the payment of the rent and the observance and performance of the covenants, provisos and conditions on the part of the Assignor contained therein.

3. The Assignee hereby acknowledges that the Leased Premises are accepted on an "as is" basis without any warranty whatsoever and covenants with the Assignor that:

      a) the Assignee will throughout the unexpired residue of the Term, as hereinafter modified, pay all rents reserved at the times and in the manner provided in the Lease and observe and perform the covenants, provisos and conditions on the part of the Assignor therein set forth; and

      b) the Assignee will indemnify and save harmless the Assignor from all actions, suits, costs, losses, damages and expenses (including legal fees) resulting from or in respect of any breach by Assignee of the covenants stipulated in this paragraph 3.

4. The parties hereto agree to do all acts and things and sign all documents necessary to give full force and effect to all of the provisions hereof.

Assignment of Lease                                                        .../3
--------------------------------------------------------------------------------

5. The provisions of this instrument shall be binding upon and shall inure to the benefit of the Assignor and its legal representatives, successors or assigns, and upon the Assignee, its successors and assigns.

6. This Assignment is intended to bind and apply to the parties herein referred to as well as to their successors.

7. This agreement shall be interpreted and construed in accordance with the laws of the state of Florida.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SIGNED ON THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

                                           Gildan Activewear Inc.


/s/ Daniele Boismenu                            Per: /s/ H. Gregory Chamandy
---------------------------                     ---------------------------
Witness                                         H. Gregory Chamandy


/s/ N. Planzer
---------------------------
Witness


                                           Miami Activewear Distribution Inc.


/s/ Daniele Boismenu                            Per: /s/ H. Gregory Chamandy
---------------------------                     ---------------------------
Witness                                         H. Gregory Chamandy


/s/ N. Planzer
---------------------------
Witness


The foregoing instrument was acknowledged before me this 25 day of August, 1998, by H. Gregory Chamandy, on behalf of Gildan Activewear Inc. and of Miami Activewear Distribution Inc.


/s/ Ken Cieply
---------------------------[SEAL]
Commissioner for oaths for
the City and District of Montreal